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                                  EXHIBIT 10.6

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT ("Agreement") made and entered as of February 24, 1998 by and among GENELINK, INC. (the "Company"), a Pennsylvania corporation and ROBERT P. RICCIARDI, PH.D. (the "Consultant").

                                   BACKGROUND

         The parties want to enter into a consulting agreement and to set forth the terms and conditions of the Consultant's relationship with the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound, the Company and the Consultant agree as follows:

         1. ENGAGEMENT

                  (a) Duties. The Company will engage the Consultant, on the terms set forth in this Agreement, as a consultant and Treasurer. The Consultant accepts such relationship with the Company and will perform and fulfill such duties as are reasonable and necessary for such position for the Company and its subsidiaries, devoting his best efforts to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the direction of the Board of Directors of the Company (the "Board"). In no event will the Consultant be required to provide more than eight (8) hours of consulting services in any week. Notwithstanding the foregoing, the Company will not require Consultant to provide more hours of service per week than would be allowed by his current (or any future) position with the University of Pennsylvania or other academic institution.




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                  (b) Place of Performance. In his engagement by the Company, the Consultant will be based in the Philadelphia, Pennsylvania metropolitan area, except for required travel on Company business.

         2. TERM

         The Consultant's engagement under this Agreement will be for a five year term (the "Term") commencing as of the date of an initial closing of the Company' limited offering (the "Commencement Date") and will continue uninterrupted for the Term. Each year, unless one party notified the other party in writing by sixty (60) days prior to the anniversary of the Commencement Date (the "Anniversary Date"), on the Anniversary Date, the parties will automatically extend the Term for an additional year. The parties intend the effect that a full five year Term will always exist under this Agreement.

         3. COMPENSATION

                  (a) Base Compensation. During the Term, the Consultant will be entitled to receive annual compensation in the calendar year 1998 of $30,000 and in the calendar year of 1999 of $60,000 (the "Base Compensation"). Each year thereafter, Consultant will be entitled to an increase in the Base Compensation equal to the greatest of: (i) the percentage increase in the Consumer Price Index for the previous year as reported by the United States Department of Commerce; (ii) 10%; or (iii) an amount determined by the Board or a committee of the Board designated for this purpose, payable in installments at such time as the Company customarily pays its senior management (but in any event no less often than monthly). The increase determined in the previous sentence will be added to the then current Base Compensation to become the Base Compensation for purposes of this Agreement.




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                  (b) If there is a change in control such as would require the
Company to file a Form 8-K with the Securities and Exchange Commission if the Company was a reporting company under the Securities Exchange Act of 1934 (a "Change in Control"), the Consultant will be entitled to be paid a lump sum payment equal to the aggregate Base Compensation, with minimum 10% increases each year, for the next five years, and a lump sum bonus equal to five times the largest bonus paid to Consultant under this Agreement. The Company will pay the payments required under the previous sentence within 30 days of the Change in Control.
                  (c) Bonus. Consultant will receive an annual bonus according to a Company Bonus Plan adopted by the Board.

         4. INSURANCE AND OTHER BENEFITS

         During the Term, the Consultant will be entitled to opt into all benefits offered by the Company to its key management employees, including, without limitation, all pension, profit sharing, retirement, stock option, deferred compensation, disability insurance, survivor benefits, life insurance or any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. In addition, the Company will obtain and fund for Consultant a life insurance policy for $1,000,000, with beneficiary to be named by Consultant.

         5. REIMBURSEMENT OF EXPENSES

         The Company will reimburse Consultant for all items of travel, entertainment and miscellaneous expenses that the Consultant reasonably incurs in the performance of his duties hereunder, if the Consultant submits to the Company evidence supporting these expenses as the Company may reasonably require.




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         6. OPTIONS: GRANT OF SHARES

         Upon the execution of this Agreement, the Company will issue to
                           Consultant options to purchase 1,000,000 shares (the "Shares") of the Company's common stock $.01 par value, exercisable at the price of $0.10 per Share. These options will expire ten years from the date hereof and will vest as follows:

         200,000 Shares upon execution of this Agreement, and
                  200,000 Shares each January 1, beginning January 1, 1999.
                           Options will be exercisable upon vesting. If there is a Change of Control, all unvested options will be immediately exercisable. The Consultant may exercise vested options by giving the Company a note equal to the exercise price of the options exercised, which will bear interest at a floating rate equal to the Federal Funds Rate published in the Wall Street Journal as adjusted from time to time. In the alternative, the Consultant may use Shares owned by the Consultant may retire debt of the Company to the Consultant in return for Shares. Shares issued or to be issued pursuant to these options will be registered for re-sale by the Company on a Form S-8 as soon as the Company is eligible to use Form S-8. The Company will bear the entire cost of such registration.




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         The Consultant will also be eligible to participate in any stock option, stock grant, phantom stock, or other incentive plan when, as and if approved by the Board. Eligibility in no way creates an obligation of the Company to issue options to the Consultant, which will be in the sole and absolute discretion of the Compensation Committee of the Board.

                  The stock grants and options granted under this Section 6 of the Agreement will be adjusted for any
                           recapitalizations, stock dividends, stock splits or other changes in the Company's capital stock.

         7. TERMINATION OF EMPLOYMENT

Death and Total Disability. If the Consultant dies during the Term, this
                           Agreement will end as of the date of the Consultant's death. The Company will pay the Consultant's compensation for the remaining Term to Consultant's beneficiary or estate. In case of Total Disability (as defined below) of the Consultant for any consecutive twelve months during the Term, the Company will have the right to end this Agreement by giving the Consultant thirty (30) days' prior written notice, and upon the expiration of such thirty (30) day period, the Consultant's employment under this Agreement will end. If there is such a termination, the Company will pay Consultant his Compensation for the remaining Term. If the Consultant will resume his duties within thirty (30) days after receipt of such a notice of termination, this Agreement will continue in full force and effect. Upon termination of this Agreement under this Section 9(a), the Company will have no further obligations or liabilities under this Agreement, except to pay to the Consultant's estate or the Consultant, as the case may be, the portion of Compensation that remains unpaid for the Term, including minimum increases and continuation of benefits.
                           The term "Total Disability", as used herein, will man
a mental or physical condition that in the reasonable opinion of an independent medical doctor selected by the Company renders the Consultant unable or incompetent to carry out the material duties and responsibilities of the Consultant under this Agreement at the time the Consultant incurred the disabling condition. If the Consultant is covered under any policy of disability insurance under Section 4, the definition of Total Disability hereunder will be the definition of that term in such policy.

                  The Company may only terminate this Agreement for cause under this Section 9(b) or under Section 9(a) of this Agreement. Cause for termination exists only if the Consultant is convicted of a felony involving fraud or violation of the Federal Securities laws, or a court of competent jurisdiction finds that the Consultant has engaged in conduct involving the Company that constitutes gross negligence or intentional misconduct. If the Company terminates the Consultant under this section, all unvested options or stock grants will be void and the Consultant will not receive any Compensation or benefit continuation.



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         8. NO MITIGATION

         This Agreement does not require the Consultant to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor will the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Consultant as the result of his employment by another employer.

         9. RESTRICTIVE COVENANT

                  Competition. Consultant undertakes and agrees that until two years after termination of this Agreement, he will not compete, directly or indirectly, or participate as a director, officer, employee, consultant agent, consultant, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly or indirectly with the business of Company or any of its subsidiaries.

         Trade Secrets. During the Term and after termination for any reason,
                           Consultant will not reveal, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries, it being acknowledged that all such information and materials compiled or obtained by or disclosed to Consultant while employed by the Company or its subsidiaries hereunder or otherwise are confidential and are the exclusive property of the Company and its subsidiaries.

         Injunctive Relief. The parties hereto agree that the remedy at law for any breach of the provisions of this Section 9 will be inadequate and that this Agreement entitles the Company or any of its subsidiaries or other successors or assigns to injunctive relief without a bond. Such injunctive relief will not be exclusive, but will be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

         Scope of Covenant. Should the duration, geographical area or range or proscribed activities contained in subparagraph (a) be held unreasonable by any court of competent jurisdiction, then such court may modify the duration, geographical area or range of proscribed activities to such degree as to make it or them reasonable and enforceable.

         10. INDEMNITY

                  The Company will indemnify and hold the Consultant harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability or penalty arising out of any act, failure to act, omission or decision by him while performing services as an officer, director or employee of the Company, other than an act, omission or decision by the


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Consultant that is not in good faith and is without his reasonable belief that the same is, or was, in the best interests of the Company. To the extent permitted by law, the Company will pay all attorneys' fees, expenses and costs actually incurred by the Consultant in the defense of any of the claims referenced herein.

         11. MISCELLANEOUS

                  Notices. Any notice, demand or communication required or
                           permitted under this Agreement will be in writing and will either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice will be deemed to have been given and received when so hand-delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                  To the Company:           GeneLink, Inc.
                                            P.O. Box 3212
                                            Margate, NJ 08402
                                            Fax No. (609) ____-________


                  To the Consultant:


The parties may change the foregoing addresses at any time by written notice given in the manner herein provided.

                  Integration; Modification. This Agreement is the entire
                           understanding and agreement between the Company and the Consultant regarding its subject matter and supersedes all prior negotiations and agreement, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Consultant and a duly authorized officer of the Company.

                  Enforceability. If any provision of this Agreement will be invalid or unenforceable, in whole or in part, such provision will be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or will be deemed excised from this Agreement, as the case may be, and this Agreement will be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that the Consultant may



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                           not assign this Agreement.

                  Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant continued in this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder will not bar the later exercise of it.

                  Governing Law and Interpretation. The internal laws of the
                           Sate of New Jersey will govern this Agreement. Each party agrees that he or it, as the case may be, will deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder; and that this Agreement shall be interpreted, construed and enforced according to this covenant despite any law to the contrary.

                  Headings. The headings of the various sections and paragraphs have been included herein for convenience only and will not be considered in interpreting this Agreement.

                  Counterparts. The parties may execute this Agreement in
                           several counterparts, each of which will be deemed to be an original but al of which together will make up the same instrument.

IN WITNESS WHEREOF, the Consultant and the duly authorized officers of the Company have executed this Agreement on the date first written above.

                                    GENELINK, INC.


                                    By:   /s/ John R. DePhillipo
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                                              John R. DePhillipo

                                           /s/ Robert P. Ricciardi
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                                               Dr. Robert P. Ricciardi







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